UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 19, 2012

WMI Holdings Corp.
(Exact Name of Registrant as Specified in Its Charter)

Washington	001-09466	91-1653725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 THIRD AVENUE, SUITE 3000 SEATTLE, WASHINGTON	98101
(Address of Principal Executive Offices)	(Zip Code)

(206) 432-8887
(Registrant’s Telephone Number, Including Area Code)

Washington Mutual, Inc.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Runoff Notes and Pledge and Security Agreement

On March 19, 2012, WMI Holdings Corp. (formerly known as Washington Mutual, Inc. (the “Company” or “WMI”)) issued $110 million aggregate principal amount of its 13% Senior First Lien Notes due 2030 (the “First Lien Notes”) under an indenture, dated as of March 19, 2012 (the “First Lien Indenture”), between the Company and Wilmington Trust, National Association, as Trustee (the “First Lien Trustee”). Additionally, the Company issued $20 million aggregate principal amount of its 13% Senior Second Lien Notes due 2030 (the “Second Lien Notes” and, together with the First Lien Notes, the “Runoff Notes”) under an indenture, dated as of March 19, 2012 (the “Second Lien Indenture” and, together with the First Lien Indenture, the “Indentures”), between the Company and Law Debenture Trust Company of New York, as Trustee (the “Second Lien Trustee” and, together with the First Lien Trustee, the “Trustees”).

The Runoff Notes will mature on March 19, 2030. The Company will pay interest on the Runoff Notes on March 1, June 1, September 1 and December 1 of each year, commencing on June 1, 2012. Interest on the Runoff Notes will accrue at a rate of 13% per annum.

In connection with the Indentures, the Company also entered into that certain Pledge and Security Agreement (the “Indenture Pledge and Security Agreement”) by the Company in favor of the Collateral Agent (as defined therein) for the benefit of the First Lien Secured Parties (as defined therein), the Second Lien Secured Parties (as defined therein) and the Third Lien Secured Parties (as defined therein) in order to grant a security interest on distributions it receives of Runoff Proceeds (as defined within the Indentures) and the equity interests in, and assets of, either WM Mortgage Reinsurance Company, Inc., a Hawaii corporation and direct wholly-owned subsidiary of the Company (“WMMRC”), or such other entity as holds WMMRC’s existing portfolio of assets, to the extent a lien has been granted therein (with any such lien subject to regulatory approval).  A copy of the Pledge and Security Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Security. The Runoff Notes are secured by, and have a specified priority in right of payment in, (a) a securities or deposit account into which the Company will deposit distributions it receives of Runoff Proceeds (as defined within the Indentures) (the “Collateral Account”) and (b) the equity interests in, and assets of, either WMMRC, or such other entity as holds WMMRC’s existing portfolio of assets, to the extent a lien has been granted therein (with any such lien subject to regulatory approval).
Interest Payments. The Company will, and will cause WMMRC to, deposit all distributions, dividends or other receipts in respect of Runoff Proceeds (as defined in the Indentures) on the date paid to the Company directly into the Collateral Account. On any interest payment date, payments are made from the Collateral Account and from any other Runoff Proceeds Distributions (as defined in the Indentures) in the priority set forth in the First Lien Indenture and then, to the extent there are any amounts remaining, in the priority set forth in the Second Lien Indenture. Generally, payments are made first to the Trustees for any fees and expenses, then to the Company for an amount as described in the First Lien Indenture, then to the holders of the First Lien Notes for interest and principal, then to the Company for an amount as described in the Second Lien Indenture, and lastly to the holders of the Second Lien Notes for interest and principal. To the extent that any interest is not paid in cash on any such interest payment date, the interest is payable by increasing the principal amount of the Runoff Notes or by issuing PIK Notes (as defined in the Indentures).

Offer to Purchase; Open Market Purchases. The Company is not required to make any mandatory redemption or sinking fund payments with respect to the Runoff Notes.

Optional Redemption. The Company may redeem some or all of the Runoff Notes at any time at a redemption price equal to 100% of the principal amount of the Runoff Notes redeemed, plus accrued and unpaid interest to the redemption date, subject to the rights of holders on the relevant record date to receive interest due on the relevant interest payment date.

Covenants. The Indentures contain covenants that, among other things: (a) obligate the Company to cause WMMRC to use commercially reasonable efforts to obtain the appropriate regulatory approval of a dividend and to pay to the Company such dividend and deposit such dividend into the Collateral Account; and (b) limit the Company’s ability to create liens on the collateral securing the Runoff Notes.

Events of Default. The Indentures also provide for customary events of default, including, without limitation, payment defaults, covenant defaults and certain events of bankruptcy and insolvency for the Company or WMMRC. If any such event of default occurs and is continuing under the First Lien Indenture or Second Lien Indenture, the First Lien Trustee or Second Lien Trustee, as applicable, or the holders of at least 25% in principal amount of the total outstanding First Lien Notes or Second Lien Notes, as applicable, may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding First Lien Notes or Second Lien Notes, as applicable, issued under the First Lien Indenture or Second Lien Indenture, as applicable, to be due and payable immediately.  However, in the event of a bankruptcy default, all outstanding Runoff Notes will be automatically due and payable without further action or notice.

Transfer Restrictions. The Second Lien Indenture contains certain transfer restrictions. In particular, without the approval of the Company’s board of directors, no person is permitted to acquire, whether directly or indirectly, and whether in one transaction or a series of related transactions, Second Lien Notes, to the extent that after giving effect to such purported acquisition (a) the purported acquirer or any other person by reason of the purported acquirer’s acquisition would hold at least 4.75% of the then outstanding principal amount of the Second Lien Notes (or is a Substantial Holder, as defined in the Company’s Amended and Restated Articles of Incorporation, as filed with the Secretary of State of the State of Washington on March 19, 2012 (the “Articles”)), or (b) the beneficial interest of a person that, prior to giving effect to the purported acquisition, holds at least 4.75% of the then outstanding principal amount of the Second Lien Notes (or is a Substantial Holder) would be increased.

The summary set forth above is not intended to be complete and is qualified in its entirety by reference to the full text of the First Lien Indenture attached hereto as Exhibit 4.1 and the Second Lien Indenture attached hereto as Exhibit 4.2.

Financing Agreement and Pledge and Security Agreement

On March 19, 2012, the Company and its wholly-owned subsidiary, WMI Investment Corp. (“WMI Investment” and collectively with WMI, the “Debtors”) entered into a Financing Agreement (the “Financing Agreement”) by and among the Company, as borrower, WMI Investment, as a guarantor, certain lenders party thereto, and U.S. Bank National Association as agent for the lenders (the “Agent”) for the purposes of financing the Company’s working capital and general corporate purposes, as well as permitted acquisitions and permitted originations by the Company.  The Financing Agreement is a senior secured multi-draw term loan with a four and one-half (4½) year or five (5) year maturity, as applicable, a three (3) year availability period, and an aggregate original principal amount not to exceed $125 million, to be made available to the Company in three tranches, namely, the Tranche A Credit Facility (including the Tranche A-1 Term Loan) in the aggregate amount of $25 million and the Tranche B Credit Facility of $100 million.  The Company may draw on the Tranche A Credit Facility to fund working capital and for general corporate purposes, as set forth in the Financing Agreement.  The Company may draw on the Tranche B Credit Facility, however, only to fund Permitted Acquisitions and Permitted Originations (as such terms are defined in the Financing Agreement).  A copy of the Financing Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The Financing Agreement contains certain affirmative and negative covenants customary for facilities of this type, including, furnishing to lenders periodic financial information of the Company; additional guaranties and collateral security; compliance with laws; maintenance of existence and ability to do business; keeping of books and records, maintenance of properties; maintenance of insurance; limitations on liens and indebtedness; limitations on ability to consolidate, merge, or sell, lease or otherwise transfer all or substantially all assets; limitations on change in business; limitation on certain restricted payments including certain dividends; limitations on transactions with affiliates; limitations on modifications of indebtedness and certain other agreements; limitation on negative pledges; and certain financial covenants including an interest coverage ratio and a business performance test.

The Financing Agreement also contains certain events of default customary for facilities of this type (with customary grace periods), including, nonpayment of principal, interest, fees or other amounts when due; material inaccuracies of representations and warranties; violations of covenants; the occurrence of certain bankruptcy events; certain ERISA events; material judgments; changes of control; or the invalidity of the guaranty provided by the guarantors.  Upon the occurrence of an event of default, any outstanding loans under the Financing Agreement may be accelerated and/or the lenders’ commitments may be terminated; provided, however, that upon the occurrence of certain insolvency or bankruptcy related events of default, all amounts payable under the Financing Agreement will automatically become immediately due and payable, and the lenders' commitments will automatically terminate.  A copy of the Financing Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

           In connection with the Financing Agreement, the Debtors also entered into that certain Pledge and Security Agreement (the “Financing Agreement Pledge and Security Agreement”) by the Debtors in favor of the Agent for the benefit of the lenders in order to grant a security interest on substantially all of the Company and WMI Investment’s assets.  A copy of the Financing Agreement Pledge and Security Agreement is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Intercreditor Agreement

In respect of the Pledge and Security Agreement, the First Lien Trustee, as Trustee and collateral agent, the Second Lien Trustee, and the Agent entered into that certain Intercreditor Agreement (the “Intercreditor Agreement”). The Intercreditor Agreement was acknowledged by the Company and governs the respective secured parties’ rights in the collateral granted pursuant to the Pledge and Security Agreement.  A copy of the Intercreditor Agreement is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Employment Agreements

On March 21, 2012, the Company entered into employment agreements with each of Weijia (“Vicky”) Wu and Peter Struck.  These are “at will” employment arrangements, subject to the notice requirements set forth therein.  A copy of such employment agreements are attached hereto as Exhibit 10.5 and Exhibit 10.6, respectively.

Transition Services Agreement

On March 23, 2012, the Company and the WMI Liquidating Trust (as defined below under Item 1.03) entered into a Transition Services Agreement (the “TSA”).  Pursuant to the TSA, each party will make available certain services and employees.  The TSA provides the Company with office space for its current employees and basic infrastructure and support services to allow the Company to operate.  The TSA provides the WMI Liquidating Trust with access to certain of the Company’s employees and use for a limited time of the Company’s health insurance plan for its employees.  The TSA has an initial term of six months and either party may terminate one or more of the services offered upon ten (10) days written notice to the other party.  A copy of the TSA is attached hereto as Exhibit 10.7 and is incorporated herein by reference.

Indemnification Agreements

On March 19, 2012, the Company entered into agreements to indemnify its directors and certain of its officers to the fullest extent allowed under Washington law.  These agreements provide, among other things, that the Company will indemnify its directors and certain of its officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in the Company’s right, on account of any services undertaken by such person on the Company’s behalf or that person’s status as a director or officer of the Company.  Each agreement is in substantially similar form.  A copy of the form of indemnification agreement is attached hereto as Exhibit 10.8 and is incorporated herein by reference.

Item 1.02  Termination of a Material Definitive Agreement

On the Effective Date, in accordance with the Plan, the Company terminated the following material agreements:

Indentures

•
Indenture, dated as of April 30, 2001, as supplemented by that certain First Supplemental Indenture, dated as of April 30, 2001, between WMI and The Bank of New York Mellon Trust Company, N.A., as Trustee.

•
Senior Debt Securities Indenture, dated as of August 10, 1999, as supplemented by that certain First Supplemental Indenture and Second Supplemental Indenture, dated as of August 1, 2002 and November 20, 2002, respectively, between WMI and The Bank of New York Mellon Trust Company, N.A., as Trustee.

•
Subordinated Debt Securities Indenture, dated as of April 4, 2000, as supplemented by that certain First Supplemental Indenture and Second Supplemental Indenture, dated as of August 1, 2002 and March 16, 2004, respectively, between WMI and The Bank of New York Mellon Trust Company, N.A., as Trustee.

Deferred Compensation Plans

•	Washington Mutual, Inc. Supplemental Executive Retirement Accumulation Plan, amended and restated effective January 1, 2004, as amended.
•	Washington Mutual, Inc. Deferred Compensation Plan, amended and restated effective July 20, 2004, as amended.
•	Washington Mutual, Inc. Executive Target Retirement Income Plan, effective January 1, 2004, as amended.

Equity Securities

On the Effective Date, pursuant to the Plan and the Confirmation Order (as defined in Item 1.03 hereof), all equity interests in the Company, including common stock and any options, warrants, calls, subscriptions or other similar rights or other agreements, commitments or outstanding securities obligations, were cancelled and extinguished.

Item 1.03  Bankruptcy or Receivership

Effective Date of Chapter 11 Plan

As previously disclosed, on September 26, 2008, the Debtors filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the “Court”) (Case No.08-12229 (MFW)).

On December 12, 2011, the Debtors filed with the Court the Seventh Amended Joint Plan of Affiliated Debtors Pursuant to Chapter 11 of the United States Bankruptcy Code (the “Filed Plan”) and a related disclosure statement (the “Disclosure Statement”).  The Filed Plan was subsequently modified by the Modification of Seventh Amended Plan dated January 9, 2012, the Second Modification of Seventh Amended Plan dated January 12, 2012, and the Third Modification of Seventh Amended Plan dated February 16, 2012 (collectively, the “Modifications”).

On February 24, 2012, the Court entered an order (the “Confirmation Order”) confirming the Filed Plan as modified by the Modifications (the “Plan”).  Copies of the Plan, the Disclosure Statement and the Confirmation Order were attached as Exhibits 2.1, 2.2 and 2.3, respectively, to the Current Report on Form 8-K that WMI filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2012, and are incorporated herein by reference.  Unless otherwise specified in this Current Report on Form 8-K, capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

On March 16, 2012, as permitted by the orders of the Court authorizing (but not requiring) the abandonment of their equity interests in the outstanding stock of Washington Mutual Bank (“WMB”), and pursuant to the notice filed with the Court on March 16, 2012, WMI and its chapter 11 estate abandoned their equity interests in the outstanding stock of WMB and surrendered all right, title and interest to such stock.  A copy of the Notice of Abandonment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On March 19, 2012 (the “Effective Date”), the Plan became effective and a notice of the Effective Date of the Plan (the “Notice of Effective Date”) was filed with the Court.  A copy of the Notice of Effective Date is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Conditions Precedent to Effective Date

The occurrence of the Effective Date was subject to satisfaction or waiver of the following conditions precedent: (i) satisfaction of certain conditions set forth in the Second Amended and Restated Settlement Agreement, dated as of February 7, 2011, (ii) the clerk of the Court shall have entered the Confirmation Order, and the Confirmation Order shall have become a final order, and (iii) all other actions and documents necessary to implement the Plan shall have been effected or executed.  Each of the foregoing conditions to the effectiveness of the Plan were satisfied or waived, and the Effective Date occurred on March 19, 2012.

The WMI Liquidating Trust

As previously disclosed, on March 6, 2012, the Debtors entered into a liquidating trust agreement with William C. Kosturos, as the liquidating trustee (the “Liquidating Trustee”), and CSC Trust Company of Delaware, as the Delaware resident trustee (the “Liquidating Trust Agreement”).  A copy of the Liquidating Trust Agreement was filed as Exhibit 10.1 to the Current Report on Form 8-K that WMI filed with the SEC on March 12, 2012, and is incorporated herein by reference.  The Liquidating Trust Agreement provides for the creation of a liquidating trust (the “WMI Liquidating Trust”) that has an initial term of three years, subject to extension for up to an additional three years (subject to certain limited exceptions) with the approval of the Court.  On or shortly after the Effective Date, certain of the Debtors’ assets (the “Liquidating Trust Assets”) were transferred to the WMI Liquidating Trust pursuant to the Plan for the benefit of certain holders of claims against, or equity interests in, the Debtors (the “Liquidating Trust Beneficiaries”) who are being issued beneficial interests in the WMI Liquidating Trust (each such interest, a “Liquidating Trust Interest” or “LTI”) in exchange for their claims or equity interests, as applicable.  The Liquidating Trust Interests are not transferable except by will, intestate succession or operation of law.  Pursuant to the Liquidating Trust Agreement, the Liquidating Trustee is responsible for liquidating, converting to cash and distributing the Liquidating Trust Assets to the Liquidating Trust Beneficiaries in accordance with the terms of the Liquidating Trust Agreement.  The WMI Liquidating Trust will not engage in at any time, the conduct of any trade or business other than the liquidation and distribution of the Liquidating Trust Assets, and is intended to qualify as a “liquidating trust” for federal income tax purposes.

The proceeds that are obtained from the liquidation of the Liquidating Trust Assets will be distributed to the Liquidating Trust Beneficiaries in accordance with the distribution procedures and priorities set forth in the Liquidating Trust Agreement.  These distribution procedures include a reserve mechanism to allow for the resolution of claims that are disputed, in whole or in part, as of the Effective Date and the issuance of Liquidating Trust Interests and Runoff Notes in respect thereof if and when such claims are allowed.

Distributions

As previously disclosed, the Plan provides for the distribution of cash, Runoff Notes, LTIs and newly issued shares of common stock in WMI with a par value of $0.00001 per share ( “New Common Stock”) to certain holders of claims against, or former equity interests in, the Debtors in accordance with the distribution procedures and priorities set forth in the Plan.  A total of approximately $6.5 billion in cash and other assets will be distributed pursuant to the Plan within 10 days of the Effective Date.  Exhibit 99.3 hereto sets forth the aggregate distributions that are currently anticipated to be made to certain classes of claims against, or equity interests in, the Debtors pursuant to the Plan.

Assets and Liabilities of the Company

Information regarding the projected assets and liabilities of the Company as of the Effective Date is set forth in Part VII (Financial Information and Projections) of the Disclosure Statement.  Further information regarding the assets and liabilities of the Company as of the Effective Date will be contained in the Company’s Monthly Operating Report for the period from February 1, 2012 to February 29, 2012 which the Company intends to file with the Court on or around March 26, 2012.

The Division of Corporation Finance's Staff Legal Bulletin No.2 also requires the Company to file an audited balance sheet on the Effective Date; however, it is not practicable for the Company to file an audited balance sheet at this time due to the Company’s limited resources and the fact that the Company has not had an auditor during the pendency of the chapter 11 proceedings.  As soon as reasonably practicable after the date hereof, the Company intends to file an amendment to this Current Report on Form 8-K that will contain the Company’s audited balance sheet as of the Effective Date.

Additional Information and Press Release

On March 19, 2012, the Company issued a press release announcing the occurrence of the Effective Date.  A copy of the press release is attached hereto as Exhibit 99.4 and is incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02  Unregistered Sales of Equity Securities

The Articles, which became effective on the Effective Date, authorize the Company to issue up to 500,000,000 shares of New Common Stock and up to 5,000,000 shares of preferred stock, each with a par value of $0.00001 per share.

On or shortly after the Effective Date pursuant to the Plan, the Company issued (i) a total of 200,000,000 shares of New Common Stock to (A) holders of certain allowed claims against, or former equity interests in, the Debtors, and (B) a disputed equity escrow that is administered by the Liquidating Trustee, and (ii) the Runoff Notes pursuant to the terms of the Indentures as discussed further under Item 1.01 of this Current Report on Form 8-K.

As set forth in the Disclosure Statement, the Company relied on Section 1145 of the Bankruptcy Code to issue the New Common Stock and the Runoff Notes described above.  Section 1145(a)(1) exempts the offer and sale of securities under a plan of reorganization from registration under Section 5 of the Securities Act of 1933, as amended, and state laws if three principal requirements are satisfied:
•	the securities must be issued under a plan of reorganization by the debtor, its successor under a plan or an affiliate participating in a joint plan of reorganization with the debtor;
•	the recipients of the securities must hold a claim against, an interest in, or a claim for administrative expense in the case concerning the debtor or such affiliate; and
•
the securities must be issued either (i) in exchange for the recipient’s claim against, interest in or claim for administrative expense in the case concerning the debtor or such affiliate or (ii) “principally” in such exchange and “partly” for cash or property.

Item 3.03  Material Modification to Rights of Security Holders

On the Effective Date, all Common Equity Interests and Preferred Equity Interests of the Company were cancelled and extinguished and on or shortly after the Effective Date a total of 200,000,000 shares of New Common Stock were issued pursuant to the Plan to (i) holders of certain allowed claims against, or former equity interests in, the Debtors,, and (ii) the disputed claims reserve that is administered by the Liquidating Trustee pursuant to the terms of the Plan.  In total, the Company has 500,000,000 authorized shares of New Common Stock and 5,000,000 authorized shares of preferred stock, each with a par value of $0.00001 per share.

The information regarding the amendments to the Articles and the Company’s Amended and Restated Bylaws set forth in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01  Changes in Control of Registrant

The information regarding the cancellation of the Common Equity Interests and Preferred Equity Interests and the issuance of New Common Stock set forth above in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

In addition, as discussed under Item 5.02 of this Current Report on Form 8-K, the composition of the Company’s board of directors as of the Effective Date is substantially different than the composition of the Company’s board of directors immediately prior to the Effective Date.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a) As of the time the Plan became effective on the Effective Date, Alan Fishman, Stephen Frank, Phillip Matthews, Michael K. Murphy, Regina T. Montoya, Margaret Osmer McQuade, William G. Reed, Jr., Orin Smith and James H. Stever resigned as directors of the Company pursuant to the Plan.  At the time of their resignations, Alan Fishman, Stephen Frank, Margaret Osmer McQuade and James Stever ceased to be members of the Company’s Operations Committee, which was dissolved as of the time the Plan became effective on the Effective Date.

(b) As of the time the Plan became effective on the Effective Date, Alan Fishman, the Company’s chief executive officer, Robert Williams, the Company’s president, William Kosturos, the Company’s chief restructuring officer and John Maciel, the Company’s chief financial officer, each resigned from any and all positions they held with the Company.

(c) On the Effective Date, the Company appointed Charles Edward Smith as the Company’s Interim Chief Executive Officer.  In addition, Mr. Smith currently holds the titles of President, Interim Chief Legal Officer, Secretary and Executive Vice President. On the Effective Date, Mr. Smith, age 42, also became an employee and officer of WMI Liquidating Trust (described above).  Prior to the Effective Date and since November 2008, Mr. Smith served as an officer of the company, and since February 2009, as the general counsel, executive vice president and secretary of the Company.  From November 2002 to September 2008, Mr. Smith was employed by WMB, a savings and loan association that was a wholly-owned subsidiary of the Company until March 16, 2012, serving as assistant general counsel and team lead-corporate finance for part of that time.  In September 2008, following the Office of Thrift Supervision’s closure of WMB, the receivership of WMB by the Federal Deposit Insurance Company, and the eventual sale of substantially all of the assets of WMB to JPMorgan Chase Bank, N.A. (“JPMC”), a banking and financial services company, Mr. Smith became an employee of JPMC from September 2008 to November 2008.  Pursuant to the currently contemplated terms of the Transition Services Agreement, as disclosed in Item 1.01 of this Current Report on Form 8-K, the Company will reimburse WMI Liquidating Trust for a portion of Mr. Smith’s compensation from WMI Liquidating Trust in return for up to 40 hours per month of Mr. Smith’s services as an executive with the Company.

(d) As of the effective time of the Plan on the Effective Date, Eugene Davis, Timothy R. Graham, Diane B. Glossman, Mark Holliday, Michael Renoff, Steven D. Scheiwe and Michael Willingham became directors of the Company pursuant to the terms of the Plan (the “New Board of Directors”).  On the Effective Date, the New Board of Directors elected Mr. Willingham as Chairman of the New Board of Directors.  Also on the Effective Date, the New Board of Directors established an audit committee comprised of Mark Holliday, Steven D. Scheiwe and Michael Willingham, a compensation committee comprised of Eugene Davis, Steven D. Scheiwe and Timothy R. Graham, and a corporate strategy and development committee comprised of Diane Glossman, Eugene Davis, Timothy R. Graham and Michael Renoff.  Pursuant to the Plan, the lenders party to the Financing Agreement selected Mr. Davis to the New

Board of Directors, while the Equity Committee selected the remaining directors.  The Equity Committee selected Mr. Renoff pursuant to the TPS Stipulation (as defined in the Confirmation Order).

(e) At a board meeting following the Effective Date, the following committees were created and comprised of the following members:
•	Audit committee: Mark Holliday, Steven D. Scheiwe and Michael Willingham
•	Compensation Committee: Eugene Davis, Steven D. Scheiwe and Timothy R. Graham
•	Corporate Strategy and Development Committee: Diane B. Glossman, Eugene Davis, Timothy R. Graham and Michael Renoff

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the Plan, on March 19, 2012, the Company filed the Articles with the Secretary of State of the State of Washington to effect certain changes to the structure of the Company as contemplated by the Plan.  The Articles amended and restated in their entirety the articles of incorporation, as amended, of the Company in effect prior to the Effective Date.  Also pursuant to the Plan and on the same date, the Company adopted the Amended and Restated Bylaws of the Company (the “Bylaws”) to implement changes to the governance of the Company as contemplated by the Plan.  The Bylaws amended and restated in their entirety the bylaws, as amended, of the Company in effect prior to the Effective Date.  Some of the material differences between the Articles and Bylaws and the articles of incorporation, as amended, and bylaws, as amended, of the Company in effect immediately prior to the Effective Date are as follows:
•
The number of directors that shall constitute the entire board was reduced to seven (7), one (1) of whom must be approved and recommended by the Required Lenders, as defined in the Financing Agreement, for as long as the Financing Agreement is in effect or any obligations remain outstanding thereunder.

•
Article VI of the Articles contains certain restrictions on any person owning or that would own at least 4.75% of the issued and outstanding New Common Stock (as more fully defined in the Articles, a “Substantial Holder”).  No person may become a Substantial Holder, and a Substantial Holder is not permitted to increase or decrease its shareholdings without the consent of the Company’s board of directors.

•
The affirmative vote of the holders of at least eighty percent (80%) of the voting power of the issued and outstanding shares of common stock and the issued and outstanding shares of preferred stock, if any, entitled to vote generally with the common stock on all matters on which the holders of common stock are entitled to vote, voting together as a class, is required to adopt any provision inconsistent with, or to amend or repeal any provision of, Articles VIII (Liability of Directors), IX (Amendment) or X (Business Opportunities), of the Articles.

The Articles and Bylaws are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K and the exhibits hereto contain certain statements that may be deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are based on the Company’s current plans, expectations, estimates and management’s beliefs about the Company’s future performance. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” or variations of such words and similar expressions are intended to identify such forward-looking statements.  These statements are not guarantees of future performance and are subject to risks and uncertainties that are difficult to predict and which may cause the Company’s actual results and performance to differ materially from those expressed or forecasted in any such forward-looking statements.  These risks include, among other factors, changes in business, economic and market conditions, changes in government regulation, and changes in the competitive environment in which the Company operates.  After the Effective Date, some of the risks that are associated with WMI Holdings Corp. include, but are not limited to, the following: (i) WMI Holdings Corp. does not currently intend to have any of its securities listed on an exchange or a national market and, therefore, its common stock may have less liquidity than exchange-traded securities; (ii) transfers of the common stock of WMI Holdings Corp. will be subject to certain transfer restrictions as set forth in the Articles; (iii) there is no guarantee that WMI Holdings Corp. will be able to successfully utilize the net operating losses that will be retained by WMI Holdings Corp. after the Effective Date; and (iv) WMI Holdings Corp. may need to seek regulatory approval from the Hawaii State Insurance Commissioner from time to time with respect to certain aspects of WMMRC’s operations.  After the Effective Date, some of the risks that are associated with the Runoff Notes include, but are not limited to, the following: (i) holders of the Runoff Notes will have no other recourse against WMI Holdings Corp. or its subsidiaries for payments due on the Runoff Notes, and there can be no assurance that the Runoff Proceeds and other recourse assets will be sufficient in amount to cause any unpaid interest and the outstanding principal amount of the Runoff Notes to be paid in full; (ii) the Runoff Notes will not be guaranteed by any current or future subsidiaries of WMI Holdings Corp., including WMMRC, and will be effectively subordinate to the liabilities of WMMRC; and (iii) WMI Holdings Corp. does not currently intend to have the Runoff Notes listed on an exchange or a national market and, therefore, the Runoff Notes may have less liquidity than exchange-traded securities.  Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements.  However, readers should carefully review the statements set forth in the reports, which the Company files from time to time with the Securities and Exchange Commission, particularly its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3.1	Amended and Restated Articles of Incorporation of WMI Holdings Corp., dated March 19, 2012.
3.2	Amended and Restated Bylaws of WMI Holdings Corp., dated March 19, 2012.
4.1	First Lien Indenture, dated March 19, 2012.
4.2	Second Lien Indenture, dated March 19, 2012.
10.1	Financing Agreement, dated March 19, 2012, by and among WMI Holdings Corp., as borrower, certain lenders party thereto, and US Bank National Association as agent for the lenders.
10.2
Pledge and Security Agreement, dated March 19, 2012, by and among WMI Holdings Corp., Wilmington Trust, National Association, Law Debenture Trust Company of New York and U.S. Bank National Association.

10.3	Pledge and Security Agreement, dated March 19, 2012, by and among WMI Holdings Corp., WMI Investment Corp. and US Bank National Association.
10.4	Intercreditor Agreement, dated March 19, 2012, by and among Wilmington Trust, National Association, Law Debenture Trust Company of New York, and U.S. Bank National Association.
10.5	Employment Agreement, dated March 22, 2012, by and between WMI Holdings Corp. and Weijia “Vicky” Wu.
10.6	Employment Agreement, dated March 22, 2012, by and between WMI Holdings Corp. and Peter Struck.
10.7	Transition Services Agreement, dated March 23, 2012, by and between WMI Holdings Corp. and the Liquidating Trust.
10.8	Form of Indemnification Agreement.

99.1	Notice of Abandonment of Equity Interests in Washington Mutual Bank, dated March 16, 2012.
99.2	Notice of Effective Date, dated March 19, 2012, filed with the United States Bankruptcy Court for the District of Delaware.
99.3	Summary of Certain Distributions.
99.4	Press Release issued March 19, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WMI HOLDINGS CORP. (Registrant)

Date: March 23, 2011	By:	/s/ Charles Edward Smith
		Name:	Charles Edward Smith
		Title:	Executive Vice President

EXHIBIT INDEX

3.1	Amended and Restated Articles of Incorporation of WMI Holdings Corp., dated March 19, 2012.
3.2	Amended and Restated Bylaws of WMI Holdings Corp., dated March 19, 2012.
4.1	First Lien Indenture, dated March 19, 2012.
4.2	Second Lien Indenture, dated March 19, 2012.
10.1	Financing Agreement, dated March 19, 2012, by and among WMI Holdings Corp., as borrower, certain lenders party thereto, and US Bank National Association as agent for the lenders.
10.2
Pledge and Security Agreement, dated March 19, 2012, by and among WMI Holdings Corp., Wilmington Trust, National Association, Law Debenture Trust Company of New York and U.S. Bank National Association.

10.3	Pledge and Security Agreement, dated March 19, 2012, by and among WMI Holdings Corp., WMI Investment Corp. and US Bank National Association.
10.4	Intercreditor Agreement, dated March 19, 2012, by and among Wilmington Trust, National Association, Law Debenture Trust Company of New York, and U.S. Bank National Association.
10.5	Employment Agreement, dated March 22, 2012, by and between WMI Holdings Corp. and Weijia “Vicky” Wu.
10.6	Employment Agreement, dated March 22, 2012, by and between WMI Holdings Corp. and Peter Struck.
10.7	Transition Services Agreement, dated March 23, 2012, by and between WMI Holdings Corp. and the Liquidating Trust.
10.8	Form of Indemnification Agreement.
99.1	Notice of Abandonment of Equity Interests in Washington Mutual Bank, dated March 16, 2012.
99.2	Notice of Effective Date, dated March 19, 2012, filed with the United States Bankruptcy Court for the District of Delaware.
99.3	Summary of Certain Distributions.
99.4	Press Release issued March 19, 2012.